UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) June 2, 2004

                                   XDogs, Inc.
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             (Exact name of registrant as specified in its charter)

            NEVADA                   1-12850                     84-1168832
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(State or other jurisdiction       (Commission               (IRS Employer
         of incorporation)         File Number)              Identification No.)


                        126 North Third Street, Suite 407
                          Minneapolis, Minnesota 55401
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                    (Address of principal executive offices)

        Registrant's telephone number, including area code (612) 359-9020


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          (Former name or former address, if changed since last report)

Item 5.  Other Events

On June 1, 2004 we signed a non-binding Letter of Intent to acquire the business and operations of LMP, a Los Angeles, CA based financier and distributor of theatrical motion pictures and television programming in both traditional and new media formats on a world-wide basis

XDOGS (or a newly formed subsidiary of XDOGS formed for the purpose of the Transaction also referred to herein as XDOGS) will issue and deliver to LMP shares of its duly authorized common stock free and clear of all liens, claims and encumbrances in exchange for either (a) all of the issued and outstanding capital stock of LMP (the "LMP Stock"), or (b) all of the assets (whether tangible or intangible) necessary for, used in or useful to LMP's operations (the "LMP Assets"). Upon closing of the Transaction, XDOGS would acquire the LMP Stock or the LMP Assets free and clear of all claims, liens or encumbrances of any kind except for those liabilities of LMP which, after completion of due diligence, XDOGS expressly agrees to assume (the "Assumed Liabilities"). LMP, or its stockholders as the case may be, would remain responsible for all other liabilities. XDOGS and LMP contemplate a one for one share exchange, with LMP shareholders receiving seventy-three percent (73%) of the new entity.

Item 7.  Exhibits

10.2  Letter of Intent dated June 1, 2004 between Legion Media Partners, Inc.,
      (LMP) and XDOGS, Inc.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


XDOGS, INC.

By:  /s/ Kent A. Rodriguez
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         Kent A. Rodriguez
         President and
         Chief Executive Officer